UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2022

EQRX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40312	86-1691173
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Hampshire Street, Cambridge, MA	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 617-315-2255

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	EQRX	The Nasdaq Global Market
Warrants to purchase one share of common stock at an exercise price of $11.50	EQRXW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On September 30, 2022, EQRx, Inc., or EQRx, held its Annual Meeting of Stockholders, or the Annual Meeting. At the Annual Meeting, EQRx’s stockholders voted on two proposals, each of which is described in more detail in its definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on August 12, 2022. The following is a brief description of each matter voted upon and the certified results, including the number of votes cast for and against each matter and, if applicable, the number of abstentions and broker non-votes with respect to each matter.

Proposal 1. Stockholders elected the following nominees to serve as the Class I Directors on EQRx’s Board of Directors until its 2025 Annual Meeting of Stockholders and until his or her respective successor has been duly elected and qualified or until his or her earlier death, resignation or removal. The voting results for the nominees were as follows:

Director Name	Votes For	Votes Withheld	Broker Non-Votes
Paul Berns	331,978,675	14,569,931	39,710,525
Jorge Conde	339,614,943	6,933,663	39,710,525
Sandra Horning	340,038,951	6,509,655	39,710,525

Proposal 2. Stockholders ratified the appointment of Ernst & Young LLP as EQRx’s independent registered public accounting firm for the fiscal year ending December 31, 2022. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
386,129,049	65,610	64,472	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 3, 2022		EQRX, INC.

	By:	/s/ Melanie Nallicheri
	Name:	Melanie Nallicheri
	Title:	President and Chief Executive Officer